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                                                                   EXHIBIT 99.11

                              TRANSFER APPLICATION
                  To former owners of partnership interests of
          Republic Royalty Company and Spinnaker Royalty Company, L.P.

Mail or deliver one copy of this Transfer Application, or a facsimile to:

     The Exchange Agent at one of the addresses listed below.
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     BY MAIL:                  BY HAND:                          BY OVERNIGHT DELIVERY:
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     EquiServe Trust           Securities Transfer & Reporting   EquiServe Trust
     Corporate Actions         c/o EquiServe Trust               Attn: Corporate Actions
     Post Office Box 43014     100 William's Street, Galleria    150 Royall Street
     Providence RI 02940-3014  New York, New York 10038          Canton, MA 02021
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     TELEPHONE ASSISTANCE: INSERT EQUISERVE INVESTOR RELATIONS PHONE NUMBER

This Transfer Application is in connection with the combination of Dorchester Hugoton, Ltd, a Texas limited partnership, Spinnaker Royalty Company, L.P., a Texas limited partnership, and Republic Royalty Company, a Texas general partnership, into Dorchester Minerals, L.P., a Delaware limited partnership. The combination became effective __________ ___, 2002. Pursuant to the definitive agreements dated December 13, 2001, among Dorchester Hugoton, Ltd., Spinnaker Royalty Company, L.P., and Republic Royalty Company, each recipient of certificate(s) of common units of Dorchester Minerals, L.P. does hereby acknowledge that such certificates replace in entirety and render null and void any partnership interest or ownership in, or other evidence or documentation of ownership in Republic Royalty Company and/or Spinnaker Royalty Company, L.P. or their assets. Additionally, each such recipient of common units of Dorchester Minerals, L.P. does hereby with respect to the Amended and Restated Agreement of Limited Partnership of Dorchester Minerals, L.P. ("Agreement"), (i) request admission as a Substituted Limited Partner as set forth in the Agreement; (ii) agree to comply with and be bound by and to have executed the Agreement, (iii) represent and warrant that such recipient has the right, power of authority and, if an individual, the capacity to enter into the Agreement, (iv) grant the powers of attorney set forth in the Agreement and (v) give the consents and approvals and made the waivers contained in the Agreement.

Each holder of common units has acquired an interest in Dorchester Minerals, L.P., 3738 Oak Lawn, Suite 300, Dallas, Texas 75219 whose taxpayer identification number is 81-0551518. On behalf of Dorchester Minerals, L.P., Dorchester Minerals Management LP has applied to the Internal Revenue Service for a tax shelter registration number. The number will be furnished to each holder of common units when it is received.

EACH HOLDER OF COMMON UNITS MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE, IF IT CLAIMS ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORTS ANY INCOME BY REASON OF ITS INVESTMENT IN DORCHESTER MINERALS, L.P.

Each holder of common units must report the registration number (as well as the name, and taxpayer identification number of Dorchester Minerals, L.P.) on Form 8271.

FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH A HOLDER OF COMMON UNITS CLAIMS THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORTS ANY INCOME.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEIFTS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

Under the Federal Income Tax Law, a non-exempt common unit holder is required to provide the Exchange Agent with such common unit holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering common unit holder to 30% federal income tax withholding on the payment of any cash.

The common unit holder must check the box in Part III if a TIN has not been issued and the common unit holder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange
Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 30% on all payments to such common unit holders of any cash consideration due. Please review the enclosed Guidelines for Certification of
Taxpayers Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.
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                                Part I - Please provide your TIN            Social Security No. or Employer Identification No.
 SUBSTITUTE Form W-9            in the space at the right and
 Department of the Treasury     certify by signing and dating                       ___________________________________
 Internal Revenue Service       below
 Payer's Request for Taxpayer   ------------------------------------------ ---------------------------------------------------------
 Identification Number (TIN)    Part II - For Payees exempt from backup withholding, see the enclosed                Part III
                                Guidelines For Certification of Taxpayers Identification Number on Substitute        Awaiting TIN:
                                Form W-9 and complete as instructed therein.                                         |_|
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Certification: Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).
                                           Also see instructions in the enclosed Guidelines.
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           PLEASE SIGN HERE
                                     Signature ___________________________________________       Date__________________________

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